Exhibit 10.3

AMENDMENT NO. 2 TO

CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”) is dated as of April 18, 2011 and is among OHCP HM ACQUISITION CORP. (“OH Holdings”), THE HILLMAN COMPANIES, INC. (“Holdings”), THE HILLMAN GROUP, INC. (“HGI” and together with Holdings, the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, BARCLAYS BANK PLC, as Administrative Agent, and, for purposes of Sections 6 and 7 hereof, certain subsidiaries of OH Holdings as Guarantors.

RECITALS:

WHEREAS, the Borrower, the Lenders, and Barclays Bank PLC, as Administrative Agent, Issuing Lender and Swingline Lender, are parties to a Credit Agreement dated as of May 28, 2010 (as amended by Amendment No. 1 to Credit Agreement dated as of December 22, 2010 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, as contemplated by Section 10.03 of the Credit Agreement, the Borrower has requested that the Lenders amend certain terms of the Credit Agreement as hereinafter provided, and the Lenders party hereto have agreed to amend the Credit Agreement subject to the satisfaction of the conditions precedent to effectiveness set forth in Sections 4(a) and 4(b) hereof, as applicable.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Except as otherwise defined in this Amendment, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. As used herein, “Lead Arrangers” means Barclays Capital, the investment banking division of Barclays Bank PLC and Morgan Stanley Senior Funding, Inc., in their respective capacities as joint lead arrangers for this Amendment and Barclays Capital, the investment banking division of Barclays Bank PLC and Morgan Stanley Senior Funding, Inc., GE Capital Markets, Inc., in their respective capacities as joint bookrunners for this Amendment.

Section 2. Initial Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4(a) hereof, effective as of the Initial Second Amendment Effective Date (as defined in Section 4(a) hereof), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) the definition of “Consolidated EBITDA” is hereby amended by:

(A) replacing the word “and” immediately prior to clause (N) in the first paragraph thereof with “,”;

(B) adding the words “and (O) fees and out-of-pocket expenses of the Borrower and its Consolidated Subsidiaries incurred in connection with the Second Amendment” immediately after the words “Closing Date” at the end of clause (N) in the first paragraph thereof; and

(C) adding the word “Total” immediately after the word “the” and prior to the words “Leverage Ratio” in the second line of the last paragraph thereof;

(ii) the definition of “Permitted Business Acquisition” is hereby amended as follows:

(A) clause (v) thereof is hereby amended and restated in its entirety to read as follows:

(v) (A) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such Business Acquisition and (B) Holdings shall have delivered to the Administrative Agent a Pro-Forma Compliance Certificate demonstrating that, after giving effect to such Business Acquisition on a Pro-Forma Basis, (a) the Secured Leverage Ratio as of the date of such Business Acquisition and as of the last day of the most recently ended fiscal quarter of Holdings and its Consolidated Subsidiaries shall not be greater than 4.00:1.00 and (b) the Total Leverage Ratio as of the date of such Business Acquisition and as of the last day of the most recently ended fiscal quarter of Holdings and its Consolidated Subsidiaries shall not be greater than 6.00:1.00; and

(B) clause (vi) thereof is amended by replacing the words “; and” at the end thereof with “.”; and

(C) clause (vii) thereof is deleted in its entirety;

(iii) the definition of “Pro-Forma Basis” is hereby amended by:

(A) replacing the reference to “Section 6.01(c)” therein with a reference to “Section 6.01(d)”;

(B) replacing the words “second sentence” therein with the words “third paragraph”;

(C) (a) replacing the word “covenants” with the word “covenant” and (b) adding the words “or of the Interest Coverage Ratio, Secured Leverage Ratio or the Total Leverage Ratio with respect to any other provision hereof” after the reference to “Section 7.16” in the third sentence therein; and

(D) adding the words “shall be taken into account” immediately after the word “Adjustments” at the end of clause (v) therein;

(iv) the definition of “Pro-Forma Compliance Certificate” is hereby amended by replacing the reference to “Section 6.01(c)” therein with a reference to “Section 6.01(d)”; and

(v) the following defined term is added in proper alphabetical sequence:

“Second Amendment” means Amendment No. 2 to Credit Agreement, dated as of April 18, 2011, among OH Holdings, Holdings, HGI, the other Credit Parties party thereto, the Lenders party thereto and the Administrative Agent.

(b) Section 2.09(b)(ii) of the Credit Agreement is hereby amended by replacing the words “, (B) and (C)” therein with the words “and (B)”;

(c) Section 2.10(d) of the Credit Agreement is hereby amended by:

(i) adding the words “and repaying such Lender’s outstanding Loans, such Lender’s pro-rata share (computed in accordance with its Revolving Commitment Percentage) of all non-reimbursed LC Disbursements and all accrued interest, fees and other amounts owing to such Lender hereunder, in each case,” immediately after the word “Commitment” in clause (x) in the first sentence thereof;

(ii) adding the words “, its outstanding Loans and its pro-rata share (computed in accordance with its Revolving Commitment Percentage) of all non-reimbursed LC Disbursements” immediately after the word “Commitment” in clause (y) in the first sentence thereof;

(iii) adding the words “and, in each such case, satisfying the conditions set forth below” immediately after the reference to “Section 10.06” in the first sentence thereof;

(iv) replacing the words “clause (2) above” in the second sentence thereof with the words “this Section 2.10(d)”;

(v) replacing the words “all LC Disbursements that have been funded by (and not reimbursed to) it under Section 2.05” in clause (i)(A) therein with the words “its pro-rata share (computed in accordance with its Revolving Commitment Percentage) of all non-reimbursed LC Disbursements”;

(vi) adding the following new paragraph immediately prior to the last paragraph thereof:

Notwithstanding the foregoing, in the case of the replacement of a Lender pursuant to this Section 2.10(d), upon (i) payment of all amounts owing to such replaced Lender as set forth in clauses (i) and (ii) above, such Lender shall, without any further consent or other action by it, cease to constitute a Lender hereunder; provided that the provisions of this Agreement (including the provisions of Article III and Sections 10.04 and 10.05) shall continue to govern the rights and obligations of a replaced Lender with respect to any Loans made, any Letters of Credit issued or any other actions taken by such replaced Lender while it was a Lender. Each Lender agrees that if the Borrower exercises its right hereunder to replace a Lender pursuant to and in accordance with this Section 2.10(d), such replaced Lender shall, promptly after receipt of written notice from the Borrower of its election to exercise such right, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.06. In the event that a replaced Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.06 on behalf of a replaced Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.06.

(vii) replacing the words “and LC Obligations held by such Lender” in clause (i)(A) in the last paragraph thereof with the words “held by such Lender and such Lender’s pro-

rata share (computed in accordance with its Revolving Commitment Percentage) of all non-reimbursed LC Disbursements”;

(d) Section 2.15(a) of the Credit Agreement is hereby amended by:

(i) deleting the words “for all such New Term Loan Commitments not in excess of $100,000,000 in the aggregate and” and the words “(or such lesser amount that shall constitute the difference between $100,000,000 and all such New Term Loan Commitment obtained prior to such date)” in the first paragraph thereof; and

(ii) amending and restating clause (iv) in the second paragraph thereof in its entirety to read as follows:

(iv) the Secured Leverage Ratio as of the Increased Amount Date and as of the last day of the most recently ended fiscal quarter of Holdings and its Consolidated Subsidiaries, calculated on a Pro-Forma Basis after giving effect to any such New Term Loan Commitments (and assuming that all such New Term Loan Commitments have been fully drawn), shall not be greater than 4.00:1.00;

(e) Section 4.02(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Availability; Secured Leverage Ratio. Immediately after giving effect to the making of a Revolving Loan or Swingline Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, (i) the sum of the Revolving Loans outstanding plus the amount of all LC Obligations outstanding plus all Swingline Loans outstanding shall not exceed the Revolving Committed Amount, (ii) the amount of all LC Obligations outstanding shall not exceed the LC Committed Amount, (iii) the sum of all Swingline Loans outstanding shall not exceed the Swingline Committed Amount and (iv) the Secured Leverage Ratio, calculated on a Pro-Forma Basis, shall not be greater than 4.00:1.00.

(f) Section 6.01(d) of the Credit Agreement is hereby amended by replacing the word “covenants” therein with the word “covenant”;

(g) Section 7.01 of the Credit Agreement is hereby amended by:

(i) amending and restating clause (iv) thereof in its entirety to read as follows:

(iv) Debt of HGI or its Subsidiaries (A) secured by Liens permitted by clauses (xi), (xii) and (xiii) of Section 7.02, (B) acquired or assumed in a Permitted Business Acquisition or in connection with the acquisition of assets or (C) issued to a seller of assets or a Person that is the subject of a Permitted Business Acquisition or that is otherwise incurred to fund consideration payable in a Permitted Business Acquisition (and for no other purpose) in a transaction permitted by this Agreement; provided that (x) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to the issuance or other incurrence of any such Debt and any related Permitted Business Acquisition (if any) and (y) Holdings shall have delivered to the Administrative Agent a Pro-Forma Compliance Certificate demonstrating that, after giving effect to the issuance or other incurrence of any such Debt and any related Permitted Business Acquisition (if any) on a Pro-Forma Basis, (a) the Secured Leverage Ratio as of the date of such issuance or other incurrence and any such related Permitted Business Acquisition (if any) shall not be greater than 4.00:1.00 and (b) the Total Leverage Ratio as of the date of such issuance or other incurrence and any such related Permitted Business Acquisition (if any) shall not be greater than 6.00:1.00;

(ii) replacing clause (xi) thereof with “(xi) [reserved]”;

(iii) deleting the word “and” at the end of clause (xvii) thereof;

(iv) amending and restating clause (xviii) thereof in its entirety to read as follows:

(xviii) Debt of Foreign Subsidiaries of HGI in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; and

(v) adding the following new clause (xix) immediately after clause (xviii) therein:

(xix) unsecured Debt of HGI and Guaranty Obligations of Holdings or any of its Subsidiaries in respect thereof; provided that, immediately prior to and immediately after giving effect to the incurrence of any unsecured Debt pursuant to this clause (xix), (A) no Default or Event of Default shall have occurred and be continuing and (B) the Total Leverage Ratio as of the date of incurrence of such unsecured Debt and as of the last day of the most recently ended fiscal quarter of Holdings and its Consolidated Subsidiaries, calculated on a Pro-Forma Basis, shall not be greater than 6.00:1.00.

(h) Section 7.05(xiv) of the Credit Agreement is hereby amended by (i) replacing the words “all of the financial covenants set forth in Section 7.16(a)” therein with the words “the financial covenant set forth in Section 7.16” and (ii) replacing the reference to “Section 6.01(c)” therein with a reference to “Section 6.01(d)”;

(i) Section 7.08(d)(i) of the Credit Agreement is hereby amended by replacing the words “ending during any period described below, in each case” therein with “,” and replacing the words and the table after the words “will not be less than” therein with “2.25:1.00.”;

(j) Section 7.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.16 Financial Covenant. The Secured Leverage Ratio as of the last day of any fiscal quarter of Holdings and its Consolidated Subsidiaries, for the period of four consecutive fiscal quarters of Holdings and its Consolidated Subsidiaries then ended, taken as a single accounting period, will not be greater than 4.75:1.00.

(k) Section 8.03 of the Credit Agreement is hereby amended by replacing the words “financial covenants” in each instance such words appear therein with the words “financial covenant”.

Section 3. Subsequent Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4(b) hereof, effective as of the Final Second Amendment Effective Date (as defined in Section 4(b) hereof), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) clause (I) of the definition of “Adjusted Eurodollar Rate” is hereby amended by replacing “1.75% per annum” therein with the following: “(A) with respect to Revolving Loans comprised of Eurodollar Loans, 1.75% per annum and (B) with respect to Term Loans comprised of Eurodollar Loans, 1.50% per annum”;

(ii) the definition of “Applicable Margin” is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means for purposes of calculating the applicable interest rate for any day for any Loan, (i) in the case of Revolving Loans comprised of (a) Eurodollar Loans, 3.75% per annum or (b) Base Rate Loans, 2.75% per annum and (ii) in the case of Term Loans comprised of (a) Eurodollar Loans, 3.50% per annum and (b) Base Rate Loans, 2.50% per annum.

(iii) clause (iii) of the definition of “Base Rate” is hereby amended by replacing “2.75%” therein with the following: “(a) with respect to Revolving Loans comprised of Base Rate Loans, 2.75% per annum and (b) with respect to Term Loans comprised of Base Rate Loans, 2.50% per annum”;

(iv) the following defined term is added in proper alphabetical sequence:

“Final Second Amendment Effective Date” means April 18, 2011.

(b) Section 2.11 of the Credit Agreement is hereby amended by adding the following new clause (d) immediately after clause (c) therein:

(d) Prepayment Premium. In the event that, at any time during the period from and after the Final Second Amendment Effective Date to and including the first anniversary of the Final Second Amendment Effective Date, all or any portion of the Term Loans is either repriced (or effectively refinanced with senior secured loan proceeds) at a lower interest cost to the Borrower through any amendment of this Agreement or otherwise, the Borrower agrees to pay to each Term Lender, on the date of such repricing (or effective refinancing with senior secured loan proceeds), a prepayment premium in an amount equal to 1.00% of the stated principal amount of such Term Lender’s Term Loans repriced (or effectively refinanced).

Section 4. Effectiveness.

(a) The effectiveness of the amendments to the Credit Agreement set forth in Section 2 of this Amendment is subject to the satisfaction of the following conditions precedent (the date of such satisfaction, the “Initial Second Amendment Effective Date”):

(i) the Borrower and the Required Lenders shall have executed and delivered counterparts of this Amendment to the Administrative Agent;

(ii) the Borrower shall have paid all fees and expenses due and payable under the Finance Documents and set forth in an invoice delivered to the Borrower at least one Business Day prior to the Initial Second Amendment Effective Date;

(iii) the Borrower shall have paid to the Lead Arrangers all fees and expenses payable to the Lead Arrangers in connection with this Amendment;

(iv) each of the representations and warranties contained in Section 7 of this Amendment shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality) at and as if made as of such date except to the extent they expressly relate to an earlier date; and

(v) no Default or Event of Default shall have occurred and be continuing.

(b) The effectiveness of the amendments to the Credit Agreement set forth in Section 3 of this Amendment is subject to the satisfaction of the following conditions precedent (the date of such satisfaction, the “Final Second Amendment Effective Date”):

(i) the Initial Second Amendment Effective Date shall have occurred;

(ii) each of the Lenders holding Term Loans shall have executed and delivered counterparts of this Amendment to the Administrative Agent or if any such Lender has failed to consent to this Amendment (each such Lender, a “Non-Consenting Lender”), then (A) each Non-Consenting Lender shall have assigned (or the Administrative Agent on behalf of such Non-Consenting Lender shall have assigned) in accordance with Section 2.10(d) of the Credit Agreement, as amended by the amendments thereto set forth in Section 2(c) hereof, its Commitment, its outstanding Loans and its pro-rata share (computed in accordance with its Revolving Commitment Percentage) of all non-reimbursed LC Disbursements to one or more existing Lenders or Eligible Assignees pursuant to Section 10.06 of the Credit Agreement, for an amount equal in the aggregate to the sum of (x) the principal of, and all accrued but unpaid interest on, such Non-Consenting Lender’s outstanding Loans, (y) the amount of such Non-Consenting Lender’s pro-rata share (computed in accordance with its Revolving Commitment Percentage) of all non-reimbursed LC Disbursements, together with all accrued but unpaid interest with respect thereto and (z) all accrued but unpaid fees owing to such Non-Consenting Lender pursuant to Section 2.11 of the Credit Agreement and (B) each of the existing Lenders or Eligible Assignees to which any such assignment shall have been made shall have executed this Amendment;

(iii) each of the representations and warranties contained in Section 7 of this Amendment shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality) at and as if made as of such date except to the extent they expressly relate to an earlier date; and

(iv) no Default or Event of Default shall have occurred and be continuing.

Section 5. Costs and Expenses. Without limiting the obligations of the Borrower under the Credit Agreement, the Borrower agrees to pay or reimburse all of the Administrative Agent’s reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment and the other instruments and documents to be delivered hereunder in accordance with the terms of Section 10.04 of the Credit Agreement, including all reasonable and documented fees, disbursements and other charges of Latham & Watkins LLP, counsel for the Administrative Agent.

Section 6. Consent and Affirmation of the Credit Parties.

(a) Each Credit Party (prior to and after giving effect to this Amendment) hereby consents to the amendment of the Credit Agreement effected hereby (the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”) and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Finance Document to which such Credit Party is a party is, and the obligations of such Credit Party contained in the Amended Credit Agreement, this Amendment or in any other Finance Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Credit Party hereby confirms that the existing security interests granted by such Credit Party in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in each of the Security Agreement and the Pledge Agreement), pursuant to the Finance Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties under the Amended Credit Agreement and the other Finance Documents as and to the extent provided in the Finance Documents. Each Subsidiary Guarantor reaffirms and agrees that its guarantee of the obligations of the Credit Parties under the Amended Credit Agreement and the Finance Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

(b) Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement, the Amended Credit Agreement or any other Finance Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, the Amended Credit Agreement, this Amendment or any other Finance Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Amended Credit Agreement.

Section 7. Representations and Warranties. Each Credit Party hereby represents and warrants, on and as of the date hereof, the Initial Second Amendment Effective Date and the Final Second Amendment Effective Date, that:

(a) All of the representations and warranties made by the Credit Parties in the Finance Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality) at and as if made as of such date except to the extent they expressly relate to an earlier date.

(b) Each Credit Party has the corporate, partnership, limited liability company or other necessary power and authority, and the legal right, to execute, deliver and perform this Amendment and the Amended Credit Agreement and, in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Amendment and the consummation of the transactions contemplated hereby and to authorize the execution, delivery and performance of this Amendment and the Amended Credit Agreement.

(c) No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Amendment or the Amended Credit Agreement, except for consents, authorizations, notices and filings which have been obtained or made.

(d) This Amendment and the Amended Credit Agreement have been duly executed and delivered on behalf of such Person. This Amendment and the Amended Credit Agreement constitute a legal, valid and binding obligation of such Credit Party enforceable against each such Person in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

(e) Neither the execution and delivery by any Credit Party of this Amendment or the Amended Credit Agreement, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions of the Amended Credit Agreement by such Credit Party, nor the exercise of remedies by the Agents and the Lenders hereunder or thereunder, will (i) violate or conflict with any provision of the articles or certificate of incorporation, bylaws, partnership agreement, operating agreement or other organizational or governing documents of such Credit Party, (ii) violate, contravene or conflict with any Law applicable to it or its properties, (iii) violate, contravene or conflict with contractual provisions of, cause an event of default under, or give rise to material increased, additional, accelerated or guaranteed, rights of any Person under, any indenture, loan agreement, mortgage, deed of trust or other instrument, material contract or material lease to which it is a party or by which it may be bound or (iv) result in or require the creation of any Lien (other than the Lien of the Collateral Documents) upon or with respect to its properties, except in the case of clause (iii) for such violations as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 8. Reference to and Effect on the Credit Agreement.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(b) The Credit Agreement as specifically amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall be a “Finance Document” for purposes of the definition thereof in the Credit Agreement.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Finance Documents, nor constitute a waiver of any provision of any of the Finance Documents.

Section 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 10. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 11. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

Section 12. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

OHCP HM ACQUISITION CORP., as OH Holdings and a Guarantor

By:	/s/ Kevin Mailender
	Name:	Kevin Mailender
	Title:	Authorized Signatory

THE HILLMAN COMPANIES, INC., as Borrower and a Guarantor

By:	/s/ James P. Waters
	Name:	James P. Waters
	Title:	Chief Financial Officer

THE HILLMAN GROUP, INC. , as Borrower and a Guarantor

By:	/s/ James P. Waters
	Name:	James P. Waters
	Title:	Chief Financial Officer

HILLMAN INVESTMENT COMPANY, as a Guarantor

By:	/s/ James P. Waters
	Name:	James P. Waters
	Title:	Chief Financial Officer

Signature Page to Amendment No. 2

ALL POINTS INDUSTRIES, INC., as a Guarantor

By:	/s/ James P. Waters
	Name:	James P. Waters
	Title:	Chief Financial Officer

SUNSUB C INC., as a Guarantor

By:	/s/ James P. Waters
	Name:	James P. Waters
	Title:	Chief Financial Officer

TAGWORKS, L.L.C., as a Guarantor

By:	/s/ James P. Waters
	Name:	James P. Waters
	Title:	Chief Financial Officer

Signature Page to Amendment No. 2

BARCLAYS BANK PLC, as Administrative Agent and a Lender

By:	/s/ Noam Azachi
	Name:	Noam Azachi
	Title:	Assistant Vice President

Signature Page to Amendment No. 2

By signing below you have indicated your consent to this Amendment

,
as a Lender

By:
Name:
Title:

For Lenders requiring a second signature block:

By:
Name:
Title:

Signature Page to First Amendment